Exhibit 10.91

THIRD AMENDMENT
Dated as of August 31, 2007
to
FOURTH AMENDED AND RESTATED
RECEIVABLES SALE AGREEMENT
Dated as of September 28, 2006

THIS THIRD AMENDMENT (the “Amendment”), dated as of August 31, 2007, is entered into among Crompton & Knowles Receivables Corporation, a Delaware corporation, as Seller (the “Seller”), Chemtura Corporation (f/k/a Crompton Corporation), a Delaware corporation, as the initial Collection Agent (the “Initial Collection Agent”), and, together with any successor thereto, the “Collection Agent”), ABN AMRO Bank N.V., as agent for the Purchaser Group to which Amsterdam is a party and the Purchasers (the “Agent”), Calyon New York Branch (“Calyon”), as the Purchaser Agent for the Purchaser Group to which Atlantic is a party, Wachovia Bank, National Association (“Wachovia”), as Letter of Credit issuer (in such capacity, the “LC Issuer”) and as Purchaser Agent for the Purchaser Group to which VFCC is a party, the other Purchaser Agents from time to time party hereto, the related bank purchasers party hereto (the “Related Bank Purchasers”), Amsterdam Funding Corporation (“Amsterdam”), as a Conduit Purchaser, Atlantic Asset Securitization LLC (“Atlantic”), as a Conduit Purchaser, Variable Funding Capital Company, LLC (“VFCC”), as a Conduit Purchaser and the other Conduit Purchasers from time to time party hereto.

Reference is hereby made to that certain Fourth Amended and Restated Receivables Sale Agreement, dated as of September 28, 2006 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”), among the Seller, the Initial Collection Agent, the Purchaser Agents from time to time party thereto, the Related Bank Purchasers from time to time party thereto, the Conduit Purchasers from time to time party thereto and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section I. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

(a)           The defined term “Concentration Limit” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows

“Concentration Limit” means with respect to any Obligor (i) with senior unsecured long-term indebtedness rated A (or higher) by S&P and A2 (or higher) by Moody’s, an amount not to exceed 5.0% of the Gross Eligible Receivables Balance, (ii) with senior unsecured long-term indebtedness rated BBB- but lower than A by S&P and at least Baa3 but lower than A2 by Moody’s, an amount not to exceed 3.33% of the Gross Eligible Receivables Balance and (iii) with respect to all other Obligors not covered in clauses (i) and (ii) and not then the subject of a Special Limit, an amount not to exceed 2.0% of the Gross Eligible Receivables Balance.

(b)           The defined term “Dilution Reserve” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Dilution Reserve” shall mean the product of (x) the Dilution Stress Factor multiplied by (y) the highest rolling three-month average Dilution Ratio the most recent 12-calendar months.

(c)           Clauses (i) and (ii) the defined term “Eligible Receivable” appearing in Schedule I of the Sale Agreement are hereby amended in their entirety and as so amended shall read as follows:

(i)            the Obligor of which (a) is a resident of, or organized under the laws of, or with its chief executive office in, the USA: provided, however, that not more than 20% of Eligible Receivables in the aggregate at any time may consist of Receivables due from Obligors which are not residents of, or organized under the laws of, or with chief executive offices in, the USA; (b) is not an Affiliate of any Originator; (c) if a Governmental Authority is domiciled in the USA; (d) has not suffered a Bankruptcy Event; (e) is a customer of the Originator in good standing; (f) is not the Obligor of Receivables 50% or more of which are Defaulted Receivables; and (g) is not Honeywell International Inc. or any of its Affiliates;

(ii)           which is stated to be due and payable within 90 days after the invoice therefor; provided, however, that not more than 15% of the Gross Eligible Receivables Balance (other than the portion of the Gross Eligible Receivables Balance represented by Eligible Foreign Receivables) at any time may consist of Receivables which are stated to be due and payable within 91 to 180 days after invoice therefor, provided that any Purchaser Agent may remove or discontinue this allowance for Receivables due within 91 to 180 days after the invoice thereafter set forth in this subsection (ii) from the criteria for Eligible Receivables upon not less than three Business Days prior written notice to the Seller, Collection Agent and Agent in the sole discretion of such Purchaser Agent;

(d)           The defined term “Eligible Receivables Balance” appearing in Schedule I of the Sale Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Eligible Receivables Balance” means, at any time, (a) the Gross Eligible Receivables Balance less (b) without duplication an amount equal to the sum of (1) the portion of the aggregate outstanding principal balance of Eligible Receivables which exceed the Concentration Limit or the Special Limit plus (2) the dollar amounts of the Tax Liability Amount plus (3) any interest finance charges or late fees that would otherwise constitute a portion of each Eligible Receivable, plus (4) a portion of the Gross Eligible Receivables Balance consisting of Foreign Receivables that exceeds the Foreign Concentration Limit, plus (5) a portion of the Gross Eligible Receivables Balance consisting of Governmental Receivables that exceed the Governmental Receivable Concentration Limit.

(e)           The defined term “Loss Reserve” appearing in Schedule I of the Sale Agreement is hereby amended be deleting the reference “12.0%” appearing in clause (A) and replacing it with “10.0%.”

(f)            Clause (d) of the defined term “Termination Date” is hereby amended in its entirety and as so amended shall read as follows:

(d)                                 August 30, 2010.

(g)           The following new defined terms are hereby added to Schedule I of the Sale Agreement in the appropriate alphabetical order as follows:

“Dilution Stress Factor” shall be determined according to the following table:

Moody’s Long-Term	S&P Long-Term
Unsecured Debt	Unsecured Debt	Dilution Stress
Ratings for Parent	Ratings for Parent	Factor

Greater than Baa3	Greater than BBB-	2.5x

Baa3	BBB-	2.5x

Bal	BB+	3.0x

Ba2	BB	3.0x

Ba3	BB-	4.0x

Below Ba3 or no rating	Below BB- or no rating	5.0x

If the long-term unsecured debt rating of the Parent from Moody’s is at least Baa3 and from S&P is at least BBB-, then the Dilution Stress Factor for the higher of the two ratings apply. If the long-term unsecured debt rating of the Parent is less than Baa3 by Moody’s or less than BBB- by S&P or has been withdrawn by either such Rating Agency, then (i) the Dilution Stress Factor for the lower of the two ratings levels set forth above apply if the rating grade variance is not more than one gradation and (ii) the Dilution Stress Factor that is one notch above the lower of the two ratings levels set forth above applies if the rating grade variance is two notches or more. If the long-term unsecured indebtedness of the Parent is rated Bal or BB+ or lower by both Moody’s and S&P, then the Dilution Stress Factor for the lower of the two ratings levels set forth above applies.

“Foreign Receivable” means any Receivable (i) the Obligor of which is domiciled in an OECD Country other than the United States of America and (ii) which otherwise satisfies the requirements of an “Eligible Receivable”.

“Foreign Receivable Concentration Limit” means (A) with respect to Foreign Receivables described in clauses (B) and (C) below in the aggregate, an amount not to exceed the 20% of the Eligible Receivable Balance, (B)(i) with respect to all Foreign Receivables the Obligors of which are domiciled in either the United Kingdom and/or Canada, an amount not to exceed 10.0% of the Eligible Receivable Balance, and (ii) with respect to all Foreign Receivables the Obligors of which are domiciled in an OECD Country with a long-term foreign currency rating of not less than A by S&P and A2 by Moody’s that is not the United Kingdom or Canada, an amount not to exceed 10.0% of the Eligible Receivable Balance, and (C) with respect to all Foreign Receivables the Obligors of which are domiciled in any OECD Country in clauses (A) and (B) above, 1.0% (for each such Obligor) of the Eligible Receivable Balance.

“Governmental Receivable” means any Receivable (i) the Obligor of which is a Governmental Authority domiciled in the United States and (ii) which otherwise satisfies the requirements of an “Eligible Receivable.”

“Governmental Receivable Concentration Limit” means with respect to all Governmental Receivables, for any governmental agency, an amount not to exceed 1.0% of the Eligible Receivable Balance.

“Gross Eligible Receivables Balance” means the aggregate outstanding principal balance of all Eligible Receivables.

“OECD” means the Organization for Economic Cooperation and Development.

“OECD Country” means a country that is a member of the OECD.

(h)           Exhibit F to the Sale Agreement is hereby amended in its entirety and as so amended shall read as set forth on Exhibit F attached hereto.

Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. By executing this Amendment, Chemtura Corporation confirms that it is the “Guarantor” under the Limited Guaranty and that the Limited Guaranty and Chemtura Corporation’s obligations thereunder remain in full force and effect.

Section 3. This Amendment shall become effective only once the Agent has received executed counterparts of this Amendment.

Section 4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

Section 5. This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO BANK N.V., as the Related Bank
Purchaser for Amsterdam, as the Amsterdam
Purchaser and as the Agent

By:	/s/ [ILLEGIBLE]
Title:	SVP

By:	/s/ Adnan Bhanpuri
ADNAN BHANPURI
Title:	VICE PRESIDENT

AMSTERDAM FUNDING CORPORATION

By:	/s/ [ILLEGIBLE]
Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the LC Issuer, the Related Bank Purchaser
for VFCC and as the VFCC Purchaser Agent

By:	/s/ [ILLEGIBLE]
Title:	Vice President

VARIABLE FUNDING CAPITAL COMPANY, LLC

By:	WACHOVIA CAPITAL MARKETS, LLC,
as Attorney-in-Fact

By:	/s/ Douglas R. Wilson, Sr
Douglas R. Wilson, Sr
Title:	Director

CALYON NEW YORK BRANCH, as the Related
Bank Purchaser for Atlantic and as the
Atlantic Purchaser Agent

/s/ Richard McBride	By:	/s/ Kostantina Kourmpetis
RICHARD McBRIDE		Kostantina Kourmpetis
DIRECTOR	Title:	Managing Director

ATLANTIC ASSET SECURITIZATION LLC

/s/ Richard McBride	By:	/s/ Kostantina Kourmpetis
RICHARD McBRIDE		Kostantina Kourmpetis
DIRECTOR	Title:	Managing Director

CROMPTON & KNOWLES RECEIVABLES
CORPORATION, as Seller

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

CHEMTURA CORPORATION (F/K/A CROMPTON
CORPORATION), as Initial Collection Agent

By:	/s/ [ILLEGIBLE]
Title:	Vice President and Secretary

EXHIBIT F

LOCK BOXES AND LOCK-BOX BANKS

EXHIBIT REDACTED